Health Benefits Direct Announces Discontinuance of Complaint

Radnor, PA – February 26, 2010 – Health Benefits Direct Corporation (OTC Bulletin Board: HBDT), a leading technology innovator in the marketing, sales and administration of a range of insurance technology products, today announced that a certain complaint filed in Philadelphia County in which the Company, its Board of Directors, Cross Atlantic Capital Partners and certain affiliates of Cross Atlantic Capital Partners were named as defendants, has been discontinued and ended by the remaining plaintiffs.

About Health Benefits Direct Corporation

Through its subsidiary, InsPro Technologies (www.inspro.com), Health Benefits Direct Corporation offers InsPro software, an internet-based marketing and administration system used by Insurance carriers and Third Party Administrators. Through its subsidiary, Insurint Corporation, Health Benefits Direct Corporation provides a proprietary, professional-grade, web-based agent quote engine portal that aggregates real-time quotes from more than 100 health insurance carriers, life insurance carriers and carriers of related insurance products.  www.healthbenefitsdirect.com

Forward-Looking Statements

In addition to historical facts or statements of current condition, this press release contains forward-looking statements within the meaning of the "Safe Harbor" provisions of The Private Securities Litigation Reform Act of 1995, including statements regarding obtaining additional financing through a rights offering to fund our operations. Forward-looking statements provide Health Benefits Direct Corporation’s current expectations or forecasts of future events.  Moreover, Health Benefits Direct Corporation cautions readers that forward-looking statements are subject to certain risks and uncertainties, which could cause actual results to differ materially from the statements made.  Health Benefits Direct Corporation does not undertake any obligation to update any forward-looking statement to conform the statement to actual results or changes in expectations.

Contact:

Anthony R. Verdi
Acting Principal Executive Officer
484-654-2200